Exhibit 99.1

           JAMES RIVER GROUP REPORTS THIRD QUARTER NET INCOME OF $9.3
                       MILLION OR $0.58 PER DILUTED SHARE

                         ______________________________

CHAPEL HILL, North Carolina - (October 30, 2006) - James River Group, Inc. (NASDAQ: JRVR) today announced financial results for the quarter ended September 30, 2006.

Highlights for the third quarter include:

     o Net income in 2006 of $9.3 million compared to a net loss of $9.5 million for the third quarter of 2005. Results for the third quarter of 2005 include $17.5 million in after-tax costs related primarily to Hurricane Katrina;

     o    An annualized return on average stockholders' equity of 19.0%;

     o    A combined ratio of 83.2%;

     o An increase in underwriting profit from a loss of $17.0 million in 2005 to a profit of $9.7 million in 2006; and

     o Growth in gross written premiums of 13.6% to $73.4 million in the quarter - - from $64.7 million in the third quarter of 2005. Growth in casualty lines was 25.9% to $70.6 million from $56.1 million in 2005. Gross written premiums in property lines decreased from $8.6 million to $2.8 million principally as a result of the Company's re-underwriting of its property business -- the effects which were concentrated in this quarter.

Highlights for the year-to-date, nine-month period ended September 30, 2006, include:

     o Net income of $24.6 million compared to a net loss of $190,000 for the same period in 2005; Results for the first nine months of 2005 include $17.5 million in after-tax costs related primarily to Hurricane Katrina;

     o    An annualized return on average stockholders' equity of 17.3%;

     o    A combined ratio of 83.9%;

     o An increase in underwriting profit for the nine months from a loss of $5.6 million in 2005 to a profit of $25.5 million in 2006; and

     o Growth in gross written premiums of 27.6% to $ 216.2 million from $169.5 million in 2005. Casualty lines grew 35.9% to $197.3 million up from $145.2 million in the prior year.

Earnings per diluted share for the third quarter of 2006 were $0.58 compared to a loss per diluted share of $1.24 for the third quarter of 2005. Earnings per diluted share for the nine months of 2006 were $1.54 compared to a loss per diluted share of $1.14 for the same period in 2005. Results for the quarter and the nine months ended September 30, 2006 include favorable development on prior year reserves of $1.6 million and $4.5 million, respectively, on an after-tax basis, ($0.10 and $0.28, respectively, on a diluted per share basis). Diluted shares outstanding of 16.0 million for the quarter and nine months ended September 30, 2006 exceed those of the prior year of 8.1 million and 2.7 million, respectively, due to the Company's initial public offering in August 2005 as well as the exclusion of all common stock equivalents in 2005 which were deemed anti-dilutive as a result of the net losses for those periods.

For the quarter ended September 30, 2006, the Excess and Surplus Insurance segment wrote $59.6 million in gross written premiums reflecting a 10.9% increase over the $53.7 million written in the same period in 2005. Third quarter premiums in 2006 for the Excess and Surplus Insurance segment reflect the Company's decision to reduce exposures in its property insurance book, with much of the effect taking place in the third quarter. For the quarter ended September 30, 2006, property insurance premiums written were $2.8 million reflecting a 67.0% decrease from the property premiums written in the third quarter of 2005. Casualty premiums, which represent the largest portion of the premiums written by the Excess and Surplus Insurance segment, totaled $56.7 million for the quarter, a 25.7% increase over the $45.1 million written in the same period in 2005.

For the nine months ended September 30, 2006, the Excess and Surplus Insurance segment wrote $181.1 million in gross written premiums reflecting a 25.0% increase over the $145.0 written in the same period in 2005. Gross written premiums for property lines for the nine month period ended September 30, 2006 of $18.9 million reflected a decrease of 21.9% over the prior year due to the Company's decision to reduce property exposure, while casualty premiums of $162.2 million grew 34.4% over the $120.7 million written in the same period in 2005.

The Excess and Surplus Insurance segment's combined ratio was 77.6% and 78.1% for the quarter and nine months ended September 30, 2006, respectively.

The Workers' Compensation Insurance segment wrote $13.9 million in gross written premiums in the quarter ended September 30, 2006 for a 26.9% increase over the $10.9 million written in the same period in 2005. For the nine months ended September 30, 2006, this segment wrote $35.1 million in gross written premiums for a 43.3% increase over the $24.5 million written in the same period in 2005. The Workers' Compensation Insurance segment's combined ratio was 97.4% for the quarter and was 99.8% on a year-to-date basis.

J. Adam Abram, President and Chief Executive Officer, said, "We are pleased with our results for the quarter; each of our subsidiaries found meaningful opportunities for profitable growth, our annualized return on average equity was attractive and our book value per share increased by $1.10 during the quarter. Our growth rate in the quarter was affected by the active re-underwriting of our property book, first undertaken a year ago. Much of the effect of that process was experienced in this quarter. We expect property premiums in future quarters will be closer to our historical levels. We continue to expect that our gross written premiums will grow by 20% to 30% in 2006. We also anticipate achieving an annual return on average equity of 15% or more and writing at a combined ratio of between 80% and 90%."

"Looking forward to 2007," Mr. Abram added, "we anticipate our gross written premiums will increase between 10% and 20% and that our return on average equity will be 15% or greater."

James River Group will hold a conference call to discuss this press release tomorrow, October 31, 2006, at 9:00 a.m. Eastern time. Investors may access the conference call via internet by going to www.james-river-group.com and clicking on the Investor Relations link, or by going to www.earnings.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on November 6, 2006 at (617) 801-6888 (passcode:
40665707) and at the websites referenced above.

Certain matters discussed in this release are forward-looking statements, including but not limited to the Company's expectations of its operating results and outlook for 2006 and 2007, future levels of property premiums, expected growth in gross written premiums and returns on average equity. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company's outlook and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2005. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina.

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                   SUMMARIZED CONSOLIDATED BALANCE SHEET DATA
                                   (Unaudited)

                                                     SEPTEMBER 30,    DECEMBER 31,
                                                         2006            2005
                                                     -------------   -------------
                                                         ($ in thousands except
                                                             for share data)
ASSETS
Investments:
Fixed maturity securities available for sale,
 at fair value                                       $     466,131   $     339,512

Cash and cash equivalents                                   38,496          41,029
Accrued investment income                                    5,055           3,988
Premiums receivable and agents' balances                    29,406          32,521
Reinsurance recoverable on unpaid losses                    95,009         110,514
Reinsurance recoverable on paid losses                       7,029          11,544
Deferred policy acquisition costs                           15,681          13,899
Other assets                                                50,574          44,037
                                                     -------------   -------------
Total assets                                         $     707,381   $     597,044
                                                     =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Reserve for losses and loss adjustment expenses      $     282,278    $     226,493
Unearned premiums                                          127,334          115,765
Senior debt                                                 15,000           15,000
Junior subordinated debt                                    43,300           22,681
Funds held                                                  17,598           21,992
Other liabilities                                           18,563           18,958
                                                     -------------    -------------
Total liabilities                                          504,073          420,889

Total stockholders' equity                                 203,308          176,155
                                                     -------------    -------------
Total liabilities and stockholders' equity           $     707,381    $     597,044
                                                     =============    =============

Debt to total capitalization ratio                            22.3%            17.6%
Book value per share including accumulated  other
 comprehensive loss                                  $       13.48    $       11.69
Book value per share excluding accumulated  other
 comprehensive loss                                  $       13.59    $       11.91

Common shares outstanding                               15,087,308       15,070,053

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                  SUMMARIZED CONSOLIDATED INCOME STATEMENT DATA
                                   (Unaudited)

                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                         SEPTEMBER 30,                     SEPTEMBER 30,
                                 -----------------------------     -----------------------------
                                     2006             2005             2006             2005
                                 ------------     ------------     ------------     ------------
                                             ($ in thousands except for share data)
REVENUES
Gross written premiums           $     73,449     $     64,656     $    216,248     $    169,470
                                 ============     ============     ============     ============
Net written premiums             $     58,312     $     32,227     $    166,824     $    101,745
                                 ============     ============     ============     ============

Net earned premiums              $     57,446     $     23,455     $    158,137     $     79,361
Net investment income                   5,191            2,686           13,690            6,448
Realized investment losses                (64)             (13)            (148)            (111)
Other income                               67               28              155              104
                                 ------------     ------------     ------------     ------------
Total revenues                         62,640           26,156          171,834           85,802

EXPENSES
Losses and loss adjustment
 expenses                              33,376           34,215           92,807           66,569
Other operating expenses               14,404            6,230           39,813           18,403
Interest expense                        1,305              694            2,978            1,924
                                 ------------     ------------     ------------     ------------
Total expenses                         49,085           41,139          135,598           86,896
                                 ------------     ------------     ------------     ------------
Income (loss) before taxes             13,555          (14,983)          36,236           (1,094)
Federal income tax
 expense (benefit)                      4,293           (5,502)          11,594             (904)
                                 ------------     ------------     ------------     ------------
Net income (loss)                $      9,262     $     (9,481)    $     24,642     $       (190)
                                 ============     ============     ============     ============

EARNINGS (LOSS) PER SHARE:
  Basic                          $       0.61     $      (1.24)    $       1.63     $      (1.14)
                                 ============     ============     ============     ============
  Diluted                        $       0.58     $      (1.24)    $       1.54     $      (1.14)
                                 ============     ============     ============     ============

Weighted-average common
 shares outstanding:
  Basic                            15,087,308        8,118,949       15,083,505        2,736,063
                                 ============     ============     ============     ============
  Diluted                          16,034,821        8,118,949       15,977,405        2,736,063
                                 ============     ============     ============     ============

Ratios:
  Loss ratio                             58.1%           145.9%            58.7%            83.9%
  Expense ratio                          25.1%            26.6%            25.2%            23.2%
  Combined  ratio                        83.2%           172.4%            83.9%           107.1%

Annualized return on
 average stockholders'
 equity                                  19.0%           (29.5)%           17.3%            (0.2)%

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                                 SEGMENT RESULTS

EXCESS AND SURPLUS INSURANCE

                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                         SEPTEMBER 30,                    SEPTEMBER 30,
                                 ----------------------------     ----------------------------
                                     2006            2005             2006            2005
                                 ------------    ------------     ------------    ------------
                                                        ($ in thousands)
Gross written premiums           $     59,565    $     53,715     $    181,121    $    144,950
                                 ============    ============     ============    ============
Net written premiums             $     45,763    $     22,276     $    135,707    $     80,381
                                 ============    ============     ============    ============

Net earned premiums              $     46,343    $     16,112     $    129,243    $     61,367
Losses and loss adjustment
 expenses                              25,399          29,134           71,711          55,019
Underwriting expenses                  10,558           2,797           29,255          10,906
                                 ------------    ------------     ------------    ------------
Underwriting profit (loss)(a)    $     10,386    $    (15,819)    $     28,277    $     (4,558)
                                 ============    ============     ============    ============

Ratios:
  Loss ratio                             54.8%          180.8%            55.5%           89.7%
  Expense ratio                          22.8%           17.4%            22.6%           17.8%
  Combined ratio                         77.6%          198.2%            78.1%          107.4%

(a)  See "Reconciliation of Non-GAAP Measure."

Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                         SEPTEMBER 30,                    SEPTEMBER 30,
                                 ----------------------------     ----------------------------
                                     2006            2005             2006            2005
                                 ------------    ------------     ------------    ------------
                                                        ($ in thousands)
CASUALTY LINES
Net earned premiums              $     45,518    $     20,058     $    124,845    $     62,758
Losses and loss adjustment
 expenses                        $     24,026    $     13,412     $     69,201    $     40,609
Loss ratio                               52.8%           66.9%            55.4%           64.7%

PROPERTY LINES
Net earned premiums              $        825    $     (3,946)    $      4,398    $     (1,391)
Losses and loss adjustment
 expenses                        $      1,373    $     15,722     $      2,510    $     14,410
Loss ratio                              166.4%              *             57.1%              *

* Net earned premiums for property lines are negative due to reinsurance restatement premiums resulting from Hurricane Katrina in the quarter ended September 30, 2005. Because net earned premiums are negative, the loss ratios for this period are not meaningful.

WORKERS' COMPENSATION INSURANCE

                                      THREE MONTHS ENDED               NINE MONTHS ENDED
                                         SEPTEMBER 30,                    SEPTEMBER 30,
                                 ----------------------------     ----------------------------
                                     2006            2005             2006            2005
                                 ------------    ------------     ------------    ------------
                                                       ($ in thousands)
Gross written premiums           $     13,884    $     10,941     $     35,127    $     24,520
                                 ============    ============     ============    ============
Net written premiums             $     12,549    $      9,951     $     31,117    $     21,364
                                 ============    ============     ============    ============

Net earned premiums              $     11,103    $      7,343     $     28,894    $     17,994
Losses and loss adjustment
 expenses                               7,977           5,081           21,096          11,550
Underwriting expenses                   2,836           2,897            7,741           6,322
                                 ------------    ------------     ------------    ------------
Underwriting profit (loss)(a)    $        290    $       (635)    $         57    $        122
                                 ============    ============     ============    ============

Ratios:
  Loss ratio                             71.8%           69.2%            73.0%           64.2%
  Expense ratio                          25.5%           39.5%            26.8%           35.1%
  Combined ratio                         97.4%          108.6%            99.8%           99.3%

(a)  See "Reconciliation of Non-GAAP Measure."

RECONCILIATION OF NON-GAAP MEASURE

The following table reconciles the underwriting profit (loss) by individual segment and of the whole company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its insurance segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit (loss) of insurance segments. Our definition of underwriting profit (loss) of insurance segments and underwriting profit (loss) may not be comparable to the definition of underwriting profit (loss) for other companies.

                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                        SEPTEMBER 30,                   SEPTEMBER 30,
                                                ----------------------------    ----------------------------
                                                    2006            2005            2006            2005
                                                ------------    ------------    ------------    ------------
                                                                      ($ in thousands)
Underwriting profit (loss) of the insurance
 segments:
  Excess and Surplus Insurance                  $     10,386    $    (15,819)   $     28,277    $     (4,558)
  Workers' Compensation Insurance                        290            (635)             57             122
                                                ------------    ------------    ------------    ------------
Total underwriting profit (loss) of insurance
 segments                                             10,676         (16,454)         28,334          (4,436)

Other operating expenses of the Corporate and
 Other segment                                        (1,010)           (536)         (2,817)         (1,175)
                                                ------------    ------------    ------------    ------------
Underwriting profit (loss)                             9,666         (16,990)         25,517          (5,611)
Net investment income                                  5,191           2,686          13,690           6,448
Realized investment losses                               (64)            (13)           (148)           (111)
Other income                                              67              28             155             104
Interest expense                                      (1,305)           (694)         (2,978)         (1,924)
                                                ------------    ------------    ------------    ------------
Consolidated income (loss) before taxes         $     13,555    $    (14,983)   $     36,236    $     (1,094)
                                                ============    ============    ============    ============

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